Exhibit 3.1

THE COMPANIES LAW (2013 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

CHINA RAPID FINANCE LIMITED

(adopted by special resolution passed on July 18, 2016)

THE COMPANIES LAW (2013 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

CHINA RAPID FINANCE LIMITED

(adopted by special resolution passed on July 18, 2016)

1	The name of the Company is China Rapid Finance Limited.

2	The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4	The liability of each Member is limited to the amount unpaid on such Member’s shares.

5	The authorized share capital of the Company is US$10,000 divided into (i) 50,000,000 Common Shares with a par value of US$0.0001 each, and (ii) 50,000,000 Preferred Shares with a par value of US$0.0001 each.

6	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

THE COMPANIES LAW (2013 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

CHINA RAPID FINANCE LIMITED

(adopted by special resolution passed on July 18, 2016)

1	Interpretation

1.1	In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Additional Common Shares”	has the meaning set forth in Section 6(j) of the Statement of Designations.

“Affiliates”	means, with respect to a specified Person, any other Person that directly or indirectly controls, is under common control with, or is controlled by, the specified Person. As used herein, the term “control” means the possession by a Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of another Person, whether through ownership of voting securities, by contract or otherwise.

“Aggregate Consideration Received”	has the meaning set forth in Section 6(j) of the Statement of Designations.

“Articles”	means these articles of association of the Company.

“Board” or “Board of Directors”	means the board of Directors of the Company from time to time.

“Broadline Investor”	means Broadline Capital LLC.

“CEO Director”	has the meaning set forth in Article 3.3(a).

“Certificate of Formation”	means the Certificate of Formation of the Company, filed with the Secretary of the State of the State of Delaware on July 12, 2004.

“Code”	means the Internal Revenue Code of 1986, as amended.

“Common Member”	means any Member holding Common Shares.

“Common Member Designated Directors “	has the meaning set forth in Article 3.3(a).

“Common Share Equivalents”	means (i) any equity or debt interest or security, including Common Shares, convertible into or exchangeable for Common Shares, (ii) any right, warrant or option to acquire any Common Shares of the Company and (iii) any convertible or exchangeable equity or debt interest or security that is convertible or exchangeable for Common Shares. The number of Common Share Equivalents shall represent be the number of Common Shares outstanding if all Common Share Equivalents were to exchange for, convert into or acquire Common Shares.

“Common Shares”	means the Shares in the Company, including vested Incentive Shares, other than Preferred Shares.

“Company”	means the above named company.

“Company Closing Date”	has the meaning set forth in Section 7(a) of the Statement of Designations.

“Conversion Price”	means, as applicable, the Series A Conversion Price, the Series B Conversion Price, or the Series C Conversion Price.

“Convertible Securities”	has the meaning set forth in Section 6(j) of the Statement of Designations.

“Consent of the Board of Directors”	has the meaning set forth in Article 3.8.

“DLB Investor”	means DLB CRF Holdings, LLC, a Delaware limited liability company.

“Directors”	means the directors for the time being of the Company.

“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.

“EDS Director”	has the meaning set forth in Article 3.3(b).

“EDS Investor”	means EDS World Corporation (Far East), a Nevada corporation, including its successors and assigns.

“Effective Price”	has the meaning set forth in Section 6(j) of the Statement of Designations.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law.

“Electronic Transactions Law”	means the Electronic Transactions Law (2003 Revision) of the Cayman Islands.

“Incentive Share Agreements”	means those certain Incentive Share Agreements by and between the Company and each of the Persons that holds Incentive Shares.

“Incentive Shares”	has the meaning set forth in Article 4.6.

“Investor Rights Agreement”	means that certain Amended and Restated Investor Rights Agreement dated on or about July 1, 2015 by and among the Company and certain Members who are parties thereto from time to time, as the same may be amended, modified or supplemented from time to time.

“Liquidation Event”	means: (i) the liquidation, dissolution or winding up of the Company; (ii) the consolidation, merger or reorganization of the Company such that the equity holders of the Company prior to the transaction own, together with their Affiliates, less than fifty percent (50%) of the equity of the surviving entity; or (iii) a sale of all or substantially all of the assets of the Company.

“Majority in Interest of Members”	means, Members holding a majority of all Shares held by all Members of each Member group (for this purpose, the Member groups shall consist of the Common Members, the Series A Members, the Series B Members and the Series C Members); provided, that for the purposes hereof Preferred Members shall be deemed to own the number of Common Shares into which their Preferred Shares are convertible, and the number of such Preferred Members’ Preferred Shares shall be disregarded. Any action that may be taken at a meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed and dated by Members of such Member group holding a majority of all Shares held by all Members of such Member group; provided that the Members have received prior written notice of any written consent. Such consent shall have the same force and effect as a vote of the signing Members at a meeting duly called and held.

“Majority in Interest of Preferred Members”	means Members holding a majority of all Preferred Shares held by Preferred Members. Any action that may be taken at a meeting of the Preferred Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed and dated by Preferred Members holding a majority of Preferred Shares held by all Preferred Members; provided that such Preferred Members have received prior written notice of any written consent. Such consent shall have the same force and effect as a vote of the signing Preferred Members at a meeting duly called and held.

“Majority in Interest of Series A Members”	means Series A Members holding a majority of all Series A Preferred Shares held by all Series A Members. Any action that may be taken at a meeting of the Series A Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed and dated by Series A Members holding a majority of all Series A Preferred Shares held by all Series A Members; provided that such Series A Members have received prior written notice of any written consent. Such consent shall have the same force and effect as a vote of the signing Series A Members at a meeting duly called and held.

“Majority in Interest of Series B Members”	means Series B Members holding a majority of all Series B Preferred Shares held by all Series B Members. Any action that may be taken at a meeting of the Series B Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed and dated by Series B Members holding a majority of all Series B Preferred Shares held by all Series B Members; provided that such Series B Members have received prior written notice of any written consent. Such consent shall have the same force and effect as a vote of the signing Series B Members at a meeting duly called and held.

“Majority in Interest of Series C Members”	means Series C Members holding a majority of all Series C Preferred Shares held by all Series C Members. Any action that may be taken at a meeting of the Series C Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed and dated by Series C Members holding a majority of all Series C Preferred Shares held by all Series C Members; provided that such Series C Members have received prior written notice of any written consent. Such consent shall have the same force and effect as a vote of the signing Series C Members at a meeting duly called and held.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the memorandum of association of the Company.

“Ordinary Resolution”	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Person”	means any natural person or any general partnership, limited partnership, limited liability partnership, limited liability limited partnership, corporation, joint venture, trust, business trust, cooperative, association, limited liability company or other entity, including the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

“Preferred Members”	means the Members holding Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, and their respective successors and assigns in respect of such Shares.

“Preferred Shares”	means the Series A Preferred Share(s), the Series B Preferred Share(s), and the Series C Preferred Share(s), as the case may be.

“Priority Return”	means, (x) with respect to any Series A Member as of a particular determination date, a return on the amount of the aggregate Unreturned Series A Original Issue Price of all of such Series A Member’s Series A Preferred Shares, (y) with respect to any Series B Member as of a particular determination date, a return on the amount of the aggregate Unreturned Series B Original Issue Price of all of such Series B Member’s Series B Preferred Shares, (z) with respect to any Series C Member as of a particular determination date, a return on the amount of the aggregate Unreturned Series C Original Issue Price of all of such Series C Member’s Series C Preferred Shares, in each case, computed at a rate of 8% per annum, noncompounded, determined on a cumulative basis from the date the Company received the purchase price for such Preferred Shares, through the determination date.

“Pro Rata Share”	means, for any Member holding Incentive Shares, a fraction, the numerator of which is the aggregate number of Incentive Shares held by such Member and the denominator of which is the aggregate number of Common Shares held by all Common Members.

“Public Offering”	means a firm commitment underwritten public offering of the Common Shares (or the common stock of a successor corporation or Affiliate) in the United States pursuant to a registration statement on Form S-1 or Form F-1 (or any equivalent or successor form) under the Securities Act of 1933, or in Hong Kong or London pursuant to any registration statement or other document comparable to the Form S-1 or Form F-1, lead managed by an underwriter of national standing, for listing on a nationally recognized exchange or trading system.

“Purchase Agreement”	means each of the Series C Preferred Share Purchase Agreements approved by the Members and the Company from time to time.

“Qualified Public Offering”	means a Public Offering of the Company (or of a successor corporation or Affiliate) on any of the NYSE, NASDAQ, AIM (operated by the London Stock Exchange) and the Hong Kong H Share Market in which the price paid by the public for such shares shall be at least 1.0 times the Series C Preferred Share purchase price of $26.64, subject to equitable adjustment for any stock splits, stock dividends, combinations of shares and the like, which results in net proceeds to the Company (after deduction of underwriters’ discounts and commissions) in an amount not less than $50,000,000.

“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Registration Rights Agreement”	means that certain Amended and Restated Registration Rights Agreement dated on or about July 1, 2015 by and among the Company and certain Members who are parties thereto from time to time, as the same may be amended, modified or supplemented from time to time.

“Related Party”	shall include (i) any Director or executive officer, (ii) any immediate family member of a Director or executive officer, which includes parents, children, stepparents, stepchildren, spouses, siblings and in-laws, (iii) any 5% or more Member, and (iv) any immediate family member of a 5% or more Member.

“Requisite Consent of Common Members”	means the prior affirmative written consent or approval of Common Members holding a majority of the Common Shares excluding for purposes of such calculation Common Shares issued or issuable upon conversion of the Preferred Shares. Any action that may be taken at a meeting of the Common Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed and dated by Common Members holding a majority of Common Shares held by all Common Members; provided that such Common Members have received prior written notice of any written consent. Such consent shall have the same force and effect as a vote of the signing Common Members at a meeting duly called and held.

“Rights or Options”	has the meaning set forth in Section 6(j) of the Statement of Designations.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Securities”	means the Common Shares and the Preferred Shares, and any other securities of any type whatsoever convertible or exchangeable, directly or indirectly, for Common Shares.

“Series A Closing Date”	has the meaning set forth in Section 7(c) of the Statement of Designations.

“Series A Conversion Price”	has the meaning set forth in Section 6(a) of the Statement of Designations.

“Series A Designated Directors”	has the meaning set forth in Article 3.3(c).

“Series A Election Notice”	has the meaning set forth in Section 7(c) of the Statement of Designations.

“Series A Liquidation Value”	has the meaning set forth in Section 4(b) of the Statement of Designations.

“Series A Member(s)”	means the Members holding Series A Preferred Shares and their respective successors and assigns in respect of such Shares.

“Series A Original Issue Price”	means with respect to the Series A Preferred Shares, an amount per share equal to US$0.73276 (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization affecting the outstanding Series A Preferred Shares).

“Series A Preferred Shares”	means the Series A Convertible Preferred Shares of the Company with a par value of US$0.0001 each, having the rights, limitations and preferences established by the Statement of Designations.

“Series B Closing Date”	has the meaning set forth in Section 7(b) of the Statement of Designations.

“Series B Conversion Price”	has the meaning set forth in Section 6(a) of the Statement of Designations.

“Series B Designated Directors”	has the meaning set forth in Article 3.3(d).

“Series B Election Notice”	has the meaning set forth in Section 7(b) of the Statement of Designations.

“Series B Liquidation Value”	has the meaning set forth in Section 4(b) of the Statement of Designations.

“Series B Member(s)”	means the Members holding Series B Preferred Shares and their respective successors and assigns in respect of such Shares.

“Series B Original Issue Date”	means the date on which the first Series B Preferred Share was originally issued.

“Series B Original Issue Price”	means with respect to the Series B Preferred Shares, an amount per share equal to US$1.43854 (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization affecting the outstanding Series B Preferred Shares).

“Series B Preferred Shares”	means the Series B Convertible Preferred Shares of the Company with a par value of US$0.0001 each, having the rights, limitations and preferences established by the Statement of Designations.

“Series C Closing Date”	has the meaning set forth in Section 7(a) of the Statement of Designations.

“Series C Conversion Price”	has the meaning set forth in Section 6(a) of the Statement of Designations.

“Series C Designated Directors”	has the meaning set forth in Article 3.3(e).

“Series C Election Notice”	has the meaning set forth in Section 7(a) of the Statement of Designations.

“Series C Liquidation Conversion Price”	has the meaning set forth in Section 6(b) of the Statement of Designations.

“Series C Liquidation Value”	has the meaning set forth in Section 4(b) of the Statement of Designations.

“Series C Member(s)”	means the Members holding Series C Preferred Shares and their respective successors and assigns in respect of such Shares.

“Series C Original Issue Date”	means the date on which the first Series C Preferred Share was originally issued.

“Series C Original Issue Price”	means with respect to the Series C Preferred Shares, an amount per share equal to US$26.64 (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization affecting the outstanding Series B Preferred Shares).

“Series C Preferred Shares”	means the Series C Convertible Preferred Shares of the Company with a par value of US$0.0001 each, having the rights, limitations and preferences established by the Statement of Designations.

“Share”	means a share in the Company (including the Common Shares and the Preferred Shares) and includes a fraction of a share in the Company.

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.

“Statement of Designations”	mean the Appendix to the Articles (and which form an integral part of the Articles), which establishes the preferences, rights, qualifications and restrictions relating to the Common Shares and Preferred Shares.

“Statute”	means the Companies Law (2013 Revision) of the Cayman Islands.

“Subsidiary”	means any corporation or other entity a majority of the voting securities or economic interests of which is directly or indirectly held or controlled by the Company.

“Transfer”	(and corresponding grammatical variations thereof) means, when used as a noun, any disposition of all or any portion of Shares, for value or otherwise, including, without limitation, any sale, gift, bequest, assignment, pledge or encumbrance, and whether effected by contract, by operation of law or otherwise. “Transfer” (and corresponding grammatical variations thereof) when used as a verb, shall have a correlative meaning.

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

“Unpaid Series A Priority Return”	means, with respect to any Series A Member as of a particular determination date, the excess of (i) such Series A Member’s Priority Return over (ii) the aggregate amount of distributions made to such Series A Member pursuant to Section 4(a)(iii) of the Statement of Designations, determined on a cumulative basis from the date the Company received the purchase price for the Series A Preferred Shares through such determination date.

“Unpaid Series B Priority Return”	means, with respect to any Series B Member as of a particular determination date, the excess of (i) such Series B Member’s Priority Return over (ii) the aggregate amount of distributions made to such Series B Member pursuant to Section 4(a)(ii) of the Statement of Designations, determined on a cumulative basis from the date the Company received the purchase price for the Series B Preferred Shares through such determination date.

“Unpaid Series C Priority Return”	means, with respect to any Series C Member as of a particular determination date, the excess of (i) such Series C Member’s Priority Return over (ii) the aggregate amount of distributions made to such Series C Member pursuant to Section 4(a)(i) of the Statement of Designations, determined on a cumulative basis from the date the Company received the purchase price for the Series C Preferred Shares through such determination date.

“Unreturned Series A Original Issue Price”	means, with respect to any Series A Member as of a particular determination date, the excess of (i) the aggregate Series A Original Issue Price of such Series A Member’s Series A Preferred Shares over (ii) the aggregate amount of distributions made to such Series A Member pursuant to Section 4(a)(iv) of the Statement of Designations, determined on a cumulative basis from the date the Company received the purchase price for the Series A Preferred Shares through such determination date.

“Unreturned Series B Original Issue Price”	means, with respect to any Series B Member as of a particular determination date, the excess of (i) the aggregate Series B Original Issue Price of such Series B Member’s Series B Preferred Shares over (ii) the aggregate amount of distributions made to such Series B Member pursuant to Section 4(a)(iv) of the Statement of Designations, determined on a cumulative basis from the date the Company received the purchase price for the Series B Preferred Shares through such determination date

“Unreturned Series C Original Issue Price”	means, with respect to any Series C Member as of a particular determination date, the excess of (i) the aggregate Series C Original Issue Price of such Series C Member’s Series C Preferred Shares over (ii) the aggregate amount of distributions made to such Series C Member pursuant to Section 4(a)(iv) of the Statement of Designations, determined on a cumulative basis from the date the Company received the purchase price for the Series C Preferred Shares through such determination date.

“Xinerfu Director”	has the meaning set forth in Article 3.3(c).

“Xinerfu Investor”	means Xinerfu Holdings LLC, including its successors and assigns

1.2	In the Articles:

(a)	words importing the singular number include the plural number and vice versa;

(b)	words importing the masculine gender include the feminine gender;

(c)	words importing persons include corporations as well as any other legal or natural person;

(d)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)	“shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)	the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)	headings are inserted for reference only and shall be ignored in construing the Articles;

(j)	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)	any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Law;

(l)	sections 8 and 19(3) of the Electronic Transactions Law shall not apply;

(m)	the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(n)	the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2	Purpose

The Company is formed for the purpose of engaging in any lawful act or activity which may be carried on by exempted limited liability companies incorporated under the Statute and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands, and the Company may engage in any and all activities necessary, advisable, convenient or incidental thereto, including without limitation providing a solution for companies organized in the People’s Republic of China (the “PRC”) to issue credit cards services and providing marketplace lending (or “peer-to-peer lending”) services in the PRC through direct and indirect registered wholly foreign owned enterprises of the Company. The Company shall have all the powers necessary or convenient to carry out the purposes for which it is formed, including the powers granted by the Statute.

3	Management

3.1	Authority of Board of Directors. Except as otherwise required by the Statute or other applicable law and subject to the terms and conditions of the Memorandum and the Articles, the Board of Directors shall have the authority to (i) exercise all the powers and privileges granted to an exempted company by the Statute or any other law or the Memorandum or the Articles, together with any powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the business, trade, purposes or activities of the Company in any jurisdiction in which the Company shall conduct business and (ii) take any other action not prohibited under the Statute or other applicable law; and, except as provided in Articles 3.2 and 18.1, no Member acting in its capacity as a Member shall have any authority, power or privilege to act on behalf of or to bind the Company.

3.2	Designation and Removal of Directors. There shall be a board of Directors consisting of not more than eleven (11) Directors.

3.3	Directors.

(a)	five (5) Directors, one of whom shall be the then current Chief Executive Officer of the Company (the “CEO Director”), shall be appointed by the Requisite Consent of Common Members, which appointees shall initially be Gary Wang, Zhengyu Wang, Andrew Mason and John Egan, and Joe Zhang (collectively, the “Common Member Designated Directors”);

(b)	for so long as the EDS Investor holds any Series A Preferred Shares, one Director shall be designated by the EDS Investor, which appointee shall initially be Bo Zhai (the “EDS Director”);

(c)	for so long as the Xinerfu Investor holds any Series A Preferred Shares, one Director shall be designated by the Xinerfu Investor, which appointee shall appointed at a later date (the “Xinerfu Director”, together with the EDS Director, the “Series A Designated Directors”);

(d)	for so long as the DLB Investor holds any Series B Preferred Shares, two (2) Directors shall be designated by the DLB Investor, which appointees shall initially be Doug Brown and Deval Dvivedi, and one (1) Director shall be designated by the Majority in Interest of Series B Members, which appointee shall initially be Raj Dvivedi (collectively, the “Series B Designated Directors”); and

(e)	for so long as the Broadline Investor and its affiliates hold any Series C Preferred Shares, one (1) Director may be designated by the Broadline Investor, which shall initially be Christopher Thorne (the “Series C Designated Director”).

3.4	Removal. The Requisite Consent of Common Members, and only the Requisite Consent of Common Members, may at any time remove any of the five (5) Common Member Designated Directors elected to the Board of Directors by the Requisite Consent of Common Members for any or no reason, and with or without cause. The EDS Investor, and only the EDS Investor, may at any time remove any EDS Director then serving on the Board of Directors for any or no reason, and with or without cause. The Xinerfu Investor, and only the Xinerfu Investor, may at any time remove the Xinerfu Director then serving on the Board of Directors for any or no reason, and with or without cause. The DLB Investor, and only the DLB Investor, may at any time remove any of the two (2) Series B Designated Directors selected by the DLB Investor then serving on the Board of Directors for any or no reason, and with or without cause. The Majority in Interest of Series B Members, and only the Majority in Interest of Series B Members, voting as a separate class, may at any time remove the Series B Designated Director elected to the Board of Directors by the Majority in Interest of Series B Members for any or no reason, and with or without cause. The Broadline Investor, and only the Broadline Investor, may at any time remove the Series C Designated Director then serving on the Board of Directors for any or no reason, and with or without cause.

3.5	Vacancies. Any vacancy caused by the removal or resignation of any of the five (5) Directors designated by the Requisite Consent of Common Members pursuant to 3.3(a) shall be filled only by an appointee of the Requisite Consent of Common Members. Any vacancy caused by the removal or resignation of any EDS Director designated pursuant to Article 3.3(b) shall be filled only by an appointee of the EDS Investor. Any vacancy caused by the removal or resignation of any Xinerfu Director designated pursuant to Article 3.3(c) shall be filled only by an appointee of the Xinerfu Investor. Any vacancy caused by the removal or resignation of any of the two (2) Series B Designated Directors designated by DLB Investor pursuant to Article 3.3(d) shall be filled only by an appointee of the DLB Investor. Any vacancy caused by the removal or resignation of any Director designated by the Majority in Interest of Series B Members pursuant to Article 3.3(d) shall be filled only by an appointee of the Majority in Interest of Series B Members. Any vacancy caused by the removal or resignation of the Series C Designated Director pursuant to Article 3.3(e) shall be filled only by an appointee of the Broadline Investor.

3.6	Meetings. The Board of Directors will meet on a regular basis, not less often than semi-annually. In addition to the foregoing, the Company will give each Director at least forty-eight (48) hours prior notice of the time and place of any meeting, and will permit each Director to participate in any regular or special meeting by telephone.

3.7	Expenses of Directors. The Company will, or will cause its Subsidiaries to, bear all reasonable out of pocket expenses incurred by or on behalf of any Director in connection with his or her service as a Director of the Company, subject to the Company’s then current reimbursement policy.

3.8	Actions of Board of Directors and Action by Written Consent. Except as otherwise provided in the Articles (including Section 5 of the Statement of Designations) or as otherwise required by the Statute, the Board of Directors shall have the exclusive right and power to make all decisions and to take all actions on behalf of the Company. All decisions or actions to be made or taken by the Board of Directors shall require the affirmative vote or written consent of more than fifty percent (50%) of the Directors; provided, however, that in the event of a dead lock vote or consent, the CEO Director will cast the deciding vote on such matters (the “Consent of the Board of Directors”). Any action that may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed and dated by more than fifty percent (50%) of the Directors; provided that all Directors have received prior written notice of any written consent. Such consent shall have the same force and effect as a vote of the signing Directors at a meeting duly called and held pursuant to Article 3.6

3.9	Transactions with Affiliates. Subject to Article 3.8 and Section 5 of the Statement of Designations, the Board of Directors may cause the Company to enter into one or more agreements, leases, contracts or other arrangements for the furnishing to or by the Company of goods, services or space with any Related Party, and may pay compensation thereunder for such goods, services or space, provided, that in each case the Board of Directors has determined in good faith that the terms of any such arrangements are in, or not opposed to, the best interests of the Company. No Director, officer or Member of the Company shall be deemed to have violated any fiduciary duty to the Company or any Member by reason of a contract or transaction between such Person and the Company or in which such Person has a direct or indirect interest if the material facts as to such Person’s relationship to or interest in such contract or transaction are disclosed or are known to the Board of Directors, and the Board of Directors authorizes such contract or transaction by the affirmative vote of a majority in number of the disinterested Directors. For the avoidance of doubt, an interested Director shall not vote in respect of any such contract or transaction in which he is interested.

3.10	Power of Director to Bind the Company. Except as set forth in the following sentence, the signature of the Chief Executive Officer or any other officer designated by the Board of Directors or any of Gary Wang, Zhengyu Wang or Andrew Mason, in their capacity as Directors and only for so long as they are Directors, each acting alone on any agreement, contract, instrument or other document shall be sufficient to bind the Company in respect thereof and conclusively evidence the authority of the Board of Directors and the Company with respect thereto, and no third party need look to any other evidence or require joinder or consent of any other party to bind the Company or to evidence such authority. Notwithstanding the foregoing, the signature of the Chief Executive Officer, or any other officer designated by the Board of Directors and a Director designated by the Board of Directors, together, shall be required on any agreement, contract or other instrument in which the Company is lending monies or contributing capital to any of its Subsidiaries in order to bind the Company with respect thereof and conclusively evidence the authority of the Board of Directors and the Company with respect thereto and no third party need look to any other evidence or require joinder or consent of any other party to bind the Company or to evidence such authority.

3.11	Appointment of Officers and Other Agents. The Board of Directors may appoint one or more individuals as agents of the Company with, in each case, such title, duties, power and authority as the Board of Directors shall determine from time to time, and such agents may be referred to as officers of the Company; provided, however, that no such appointment by the Board of Directors by itself shall cause any Director to cease to be a Director or restrict the ability of the Board of Directors to exercise the powers so delegated.

3.12	Standard of Care for Directors. Each Director shall perform his duties hereunder in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. Each Director shall be entitled to rely, in the performance of such duties, on information, opinions, reports or statements, including financial statements, in each case prepared by one or more agents or employees, counsel, certified public accountants or other Persons employed by the Company, as to matters that such Director believes to be within such Persons’ special competence.

4	Capital Contributions

4.1	The capital contributions that each Member has made to the Company on or before the date of the Articles are set forth on the books and records of the Company, and the number of Shares owned by such Member is set forth on the Register of Members. Any additional capital contributions made by any Member shall be properly reflected on the books and records of the Company. The Board of Directors shall amend the Register of Members from time to time to properly reflect the number of Shares owned by the Members.

4.2	Upon the issuance of any Series C Preferred Shares to any Series C Member pursuant to the terms of the Purchase Agreement, such Series C Member shall make a capital contribution to the Company in an amount equal to the number of Series C Preferred Shares purchased by such Series C Member multiplied by the purchase price of US$ 26.64 per Series C Preferred Share.

4.3	Additional Capital. Except as set forth herein, no Member shall be obligated to contribute any additional capital to the Company.

4.4	Liability of Members. Except as otherwise provided by the Statute, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company by reason of being a member of the Company. No Member shall be required to lend any funds to the Company. The liability of each Member for the losses, debts and obligations of the Company shall be limited to its capital contributions theretofore made to the Company by such Member (or its predecessor in interest) which have not been previously repaid to or withdrawn by such Member (or its predecessor in interest) in accordance with the terms of the Articles.

4.5	Admission of Additional Members. Subject to any restrictions or other applicable procedures imposed by the Articles, additional Members may be admitted to the Company pursuant to Article 4.6 and Article 4.7, or on such terms and conditions as may be specified by the Board of Directors. In connection with any such admission, including any admission due to a Transfer of all or part of any Shares under Article 11 hereof, the Register of Members shall be amended by the Board of Directors to reflect the inclusion of the additional Member(s).

4.6	Issuance of Incentive Shares. The Board of Directors shall have the power to issue equity incentive shares (the “Incentive Shares”) pursuant to plans or agreements agreed to by a Majority in Interest of the Preferred Members, and to admit such Persons as Members and Common Members of the Company pursuant to the terms of such plans or agreements. If any Incentive Shares are forfeited by any such Persons, then such Incentive Shares shall again be available to the Company for issuance to other future employees, consultants, advisors, officers or managers of the Company or any Subsidiary of the Company. Subject to any required approval by a Majority in Interest of Preferred Members as set forth in Section 5(b) of the Statement of Designations, the number of Incentive Shares reserved for issuance pursuant to this Article 4.6 may be increased by the Consent of the Board of Directors and any reference in the Articles to Incentive Shares shall include such increased number, as the context so requires. For the avoidance of doubt, to the extent that the Board of Directors issues Incentive Shares to employees, consultants, advisers, officers or managers of the Company or any Subsidiary of the Company, the issuance of such Incentive Shares shall be dilutive to all Members’ percentage interests in the Company.

4.7	[Reserved].

4.8	Subject to Article 4, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights. The Company shall not issue Shares to bearer.

5	Return of Contributions

No Member shall have the right to withdraw or to be repaid any capital contributed by it or to receive any other payment in respect of such Member’s Shares, including without limitation as a result of the withdrawal of such Member from the Company, except as specifically provided in the Articles.

6	Distributions

6.1	Statement of Designations Incorporated by Reference. The Statement of Designations is incorporated herein by reference, and its provisions, including without limitation its provisions regarding distributions with respect to the Preferred Shares, constitute an integral part of the Articles.

6.2	Distributions. Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay dividends and other distributions on Shares in issue and authorise payment of the dividends or other distributions out of the funds of the Company lawfully available therefor. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law. Distributions shall be made by the Board of Directors in accordance with Section 4 of the Statement of Designations.

6.3	Distributions of Cash and Other Property. Except as the Board of Directors may otherwise determine, all distributions to Members shall be made in cash. If any assets of the Company are distributed in kind, such assets shall be distributed on the basis of their fair market value as determined by the Board of Directors. Any amounts not distributed upon liquidation of the Company pursuant to Article 6.2 hereof on account of expenses and reserves shall serve to reduce the distributions made to each Member pursuant to Article 6.2 hereof in a manner reasonably determined by the Board of Directors. Any such reserves as remain after payment of contingent liabilities shall be distributed to the Members in the manner in which they served to reduce the distributions thereto.

6.4	Withholding of Taxes. The Company may withhold taxes from any distribution payable to any Member in respect of Shares to the extent required by any applicable law. For purposes of the Articles, any taxes so withheld by the Company shall be deemed to be a distribution or payment to such Member, reducing the amount otherwise distributable to such Member pursuant to the Articles. If any amount required to be withheld was not, in fact, actually withheld from distributions, then the Company may, in its sole discretion, reduce any subsequent distributions to such Member by the amount required to be but not withheld. Each Member agrees to furnish the Company with such documentation as shall be reasonably requested by the Company or its agents to assist it in determining the extent of, and in fulfilling, its withholding obligations.

6.5	Any dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

6.6	No dividend or other distribution shall bear interest against the Company.

7	Priorities and Rights to Distributions

7.1	No Member shall have any rights or priority over any other Members as to contributions or as to distributions or compensation by way of income, except as specifically provided in the Articles (including the Statement of Designations). In addition, no Member shall have any rights to receive any distributions pursuant to the Articles until such Member has contributed all capital required to be contributed to the Company by such Member pursuant to the terms of the Articles and the Purchase Agreement.

8	Register of Members

8.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

8.2	The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

9	Closing Register of Members or Fixing Record Date

9.1	For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

9.2	In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

9.3	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

10	Certificates for Shares

10.1	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to the Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

10.2	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

10.3	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

10.4	Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

11	Transfer of Shares

11.1	Subject to the provisions of these Articles, the Investor Rights Agreement and any Incentive Share Agreement, Shares may be transferred by a written instrument of transfer executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

11.2	Notwithstanding anything to the contrary herein, no Member shall Transfer any Shares to the extent that such Transfer would violate (i) the Securities Act of 1933, as amended, and any other federal or state securities or blue sky laws, (ii) the provisions of the Investor Rights Agreement applicable to such Member or (iii) if applicable, the provisions of any Incentive Share Agreement or any similar incentive share agreement applicable to such Member.

12	Redemption, Repurchase and Surrender of Shares

12.1	Subject to the provisions of the Statute the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner and upon such other terms as the Company may, by Special Resolution, determine before the issue of the Shares.

12.2	Subject to the provisions of the Statute, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member.

12.3	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

12.4	The Directors may accept the surrender for no consideration of any fully paid Share.

13	Treasury Shares

13.1	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

13.2	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

14	Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

15	Transmission of Shares

15.1	If a Member dies the survivor or survivors (where he was a joint holder) or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

15.2	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

15.3	A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles) the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

16	Alteration of Capital

16.1	Subject to Sections 5(b) and 5(c) of the Statement of Designations, the Company may by Ordinary Resolution:

(a)	increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)	by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)	cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

16.2	All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

16.3	Subject to the provisions of the Statute, the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution and Sections 5(b) and 5(c) of the Statement of Designations, the Company may by Special Resolution:

(a)	change its name;

(b)	subject to Article 17, alter or add to the Articles;

(c)	subject to Article 17, alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)	reduce its share capital or any capital redemption reserve fund.

17	Amendments of Memorandum and Articles of Association

17.1

Amendment. No change, modification or amendment of the Memorandum or the Articles shall be valid or binding unless such change, modification or amendment is made with the consent of a Majority in Interest of Members; provided, that consent of a Majority in Interest of Preferred Members shall be required for any action that (i) adversely amends or adversely changes the rights, preferences, powers, privileges or restrictions of the Preferred Shares, (ii) authorizes, creates or issues Shares of any class or series of interest, or reclassifies interests into Shares, pari passu with, or having a preference or any right superior to those of the Preferred Shares, (iii) adversely affects the rights of the Preferred Members, or (iv) amends this Article 17.1; provided further, that consent of a Majority in Interest of Series A Members AND of each holder of the Series A Preferred Shares who holds at least twenty-eight percent (28%) of all Series A Preferred Shares held by all of the holders of the Series A Preferred Shares, calculated as of the date of the Series A Initial Closing under that certain Series A Preferred Share Purchase Agreement dated November 15, 2005 between the Company and the Series A Members shall be required for any action that (i) adversely amends or adversely changes the rights, preferences, powers, privileges or restrictions of the Series A Preferred Shares, (ii) adversely affects the rights of the Series A Members and (iii) amends this Article 17.1; provided further, that consent of a Majority in Interest of Series B Members shall be required for any action that (i) adversely amends or adversely changes the rights, preferences, powers, privileges or restrictions of the Series B Preferred Shares, (ii) adversely affects the rights of the Series B Members, or (iii) amends this Article 17.1; provided further, that consent of a Majority in Interest of Series C Members shall be required for any action that (i) adversely amends or adversely changes the rights, preferences, powers, privileges or restrictions of the Series C Preferred Shares, (ii) adversely affects the rights of the Series C Members, or (iii) amends this Article 17.1; and, provided further, that any change, modification or amendment of the Memorandum or the Articles shall also be subject to Section 5 of the Statement of Designations; and, provided further, that no amendment of the Memorandum or the Articles shall have the effect of treating one Series A

Member or group of Series A Members, one Series B Member or group of Series B Members, one Series C Member or group of Series C Members more adversely than any other Series A Member or group of Series A Members, Series B Member or group of Series B Members, or Series C Member or group of Series C Members with respect to the rights, preferences, powers, privileges or restrictions of the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as the case may be, without the consent of such one Series A Member, the holders of a majority of the Series A Preferred Shares held by such group of Series A Members, such one Series B Member, or the holders of a majority of the Series B Preferred Shares held by such group of Series B Members, such one Series C Member, or the holders of a majority of the Series C Preferred Shares held by such group of Series C Members, as the case may be, whose rights, preferences, powers, privileges or restrictions of the Series A Preferred Shares, Series B Preferred Shares, or Series C Preferred Shares, as the case may be, are so adversely affected. Subject to Sections 5(b) and 5(c) of the Statement of Designations with respect to the Series C Preferred Shares, the Series B Preferred Shares and the Series A Preferred Shares, the rights, preferences, powers, privileges or restrictions of any series of shares shall not be deemed to be adversely amended or adversely changed by the creation or issuance of any class of shares ranking superior to or pari passu with such series of shares.

17.2	Where any Special Resolution or Ordinary Resolution is required to approve or authorise any of the matters specified in Article 17.1 and such matter has not been consented to by any Member or group of Members as required by Article 17.1, such Members shall, in respect of such resolution, have in aggregate the number of votes which is equal to (i) the aggregate number of votes of all Members who vote in favour of such resolution, plus (ii) one.

18	Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

19	General Meetings

19.1	All general meetings other than annual general meetings shall be called extraordinary general meetings.

19.2	The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

19.3	The Directors may call general meetings, and they shall on a Members’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

19.4	A Members’ requisition is a requisition of Members holding at the date of deposit of the requisition not less than ten per cent. in par value of the issued Shares which as at that date carry the right to vote at general meetings of the Company.

19.5	The Members’ requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

19.6	If there are no Directors as at the date of the deposit of the Members’ requisition or if the Directors do not within twenty-one days from the date of the deposit of the Members’ requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period.

19.7	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

20	Notice of General Meetings

20.1	At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety five per cent. in par value of the Shares giving that right.

20.2	The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

21	Proceedings at General Meetings

21.1	No business shall be transacted at any general meeting unless a quorum is present. Two Members being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum unless the Company has only one Member entitled to vote at such general meeting in which case the quorum shall be that one Member present in person or by proxy or (in the case of a corporation or other non-natural person) by its duly authorised representative or proxy.

21.2	A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

21.3	A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

21.4	If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a Members’ requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

21.5	The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

21.6	If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

21.7	The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

21.8	When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

21.9	A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, the chairman demands a poll, or any other Member or Members collectively present in person or by proxy (or in the case of a corporation or other non-natural person, by its duly authorised representative or proxy) and holding at least ten per cent. in par value of the Shares giving a right to attend and vote at the meeting demand a poll.

21.10	Unless a poll is duly demanded and the demand is not withdrawn a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

21.11	The demand for a poll may be withdrawn.

21.12	Except on a poll demanded on the election of a chairman or on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

21.13	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

21.14	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a second or casting vote.

22	Votes of Members

22.1	Subject to any rights or restrictions attached to any Shares, every Member who (being an individual) is present in person or by proxy or, if a corporation or other non-natural person is present by its duly authorised representative or by proxy, shall have such number of votes as is determined in accordance with Section 5 of the Statement of Designations.

22.2	In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

22.3	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

22.4	No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

22.5	No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

22.6	On a poll or on a show of hands votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands and shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

22.7	On a poll, a Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

23	Proxies

23.1	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other nonnatural person, under the hand of its duly authorised representative. A proxy need not be a Member.

23.2	The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

23.3	The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

23.4	The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

23.5	Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

24	Corporate Members

Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

25	Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

26	Seal

26.1	The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer of the Company or other person appointed by the Directors for the purpose.

26.2	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

26.3	A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

27	Books of Account

27.1	Books and Records. The Board of Directors shall keep or cause to be kept complete and accurate books and records of the Company using the same methods of accounting that are used in preparing the federal tax returns of the Company to the extent applicable and otherwise in accordance with U.S. generally accepted accounting principles consistently applied. Such books and records shall be maintained and available, in addition to any documents and information required to be furnished to the Members under the Statute, at the principal business office of the Company for examination and copying by any Member or Director, or its duly authorized representative, at its reasonable request and at its expense during ordinary business hours. A current list of the full name and last known address of each Member and Director, a copy of the Memorandum and Articles, any amendments thereto and the Certificate of Registration, copies of the Company’s financial statements and federal, state and local tax returns and reports, if any, for each of the last 6 fiscal years of the Company, shall be maintained at the principal business office of the Company.

27.2	Bank Accounts. Bank accounts and/or other accounts of the Company shall be maintained in such banking and/or other financial institution(s) as shall be selected by the Board of Directors, and withdrawals shall be made and other activity conducted pursuant to any plan approved by the Board of Directors.

27.3	Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year (and taxable year) of the Company shall end on December 31 of each year.

28	Notices

28.1	Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, is to be sent by airmail.

28.2	Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

28.3	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

28.4	Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

29	Winding Up

29.1	Events of Winding up or Liquidation. Subject to the Statute, the Company shall be wound up upon the happening of any of the following events:

(a)	the Requisite Consent of Common Members, and the consent of a Majority in Interest of Preferred Members as provided in Section 5(b)(v) of the Statement of Designations; or

(b)	the making of a winding up order by the Grand Court of the Cayman Islands under the Statute; or

(c)	a Special Resolution is passed that the Company be wound up voluntarily.

Following any of the foregoing events, the Board of Directors shall proceed diligently to appoint a liquidator and the liquidator shall proceed diligently to liquidate the assets of the Company in a manner consistent with commercially reasonable business practices, and subject to the Statute and the laws of the Cayman Islands.

29.2	Distributions upon Liquidation. In connection with the liquidation or winding up of the Company, the assets of the Company shall be applied and distributed in the following order of priority:

(a)	to creditors of the Company, including Members, in the order of priority provided by law, and the creation of a reserve of cash or other assets of the Company for contingent liabilities in an amount, if any, determined by the liquidator to be appropriate for such purposes; and

(b)	to the Members in accordance with the provisions of Article 6 and Section 4(b) of the Statement of Designations.

30	Indemnity and Insurance

30.1	Indemnity. Each Member, each Director and any other entity or individual authorized to act on behalf of the Company shall be entitled to indemnity from the Company for any liability incurred and/or for any act performed within the scope of the authority conferred, and/or for any act omitted to be performed, which indemnification shall include all reasonable expenses incurred, including reasonable legal and other professional fees and expenses; provided, however, that such Person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company; provided further that any indemnity under this Article 30.1 shall be provided out of and only to the extent of the Company’s assets, and no Member shall have personal liability on account thereof. Notwithstanding the foregoing, in the event Delaware’s General Corporation Law (the “DGCL”) would provide such Persons with greater rights to indemnification than the indemnity under this Article 30.1, then, to the extent not prohibited by the laws of the Cayman Islands, each Member, each Director and any other entity or individual authorized to act on behalf of the Company shall be indemnified to the fullest extent authorized by the DGCL (assuming in each case for such purposes that the Company was a corporation incorporated under the DGCL).

30.2	Outside Interests. The Members, each Director, and any Affiliates of any of them may engage in and possess interests in other business ventures and investment opportunities of every kind and description, independently or with others, including without limitation serving as manager and general partner of other limited liability companies and partnerships; provided, however, that, if applicable, no such other business venture or investment opportunity shall be in violation of any noncompetition, confidential information and work product agreement executed by and between the Company and any Member or Director. Neither the Company nor any other Member or any Director shall have any rights in or to such ventures or opportunities or the income or profits therefrom.

30.3	Confidential Information. Unless otherwise approved by the Company, no Person shall use any proprietary or confidential information owned by the Company other than for the benefit of the Company, whether or not such Person is or remains a Member, Director, Affiliate of a Member or Director, officer, employee or other agent of the Company.

31	Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

32	Mergers and Consolidations

The Company shall, with the approval of a Special Resolution, have the power to merge or consolidate with one or more constituent companies (as defined in the Statute), upon such terms as the Directors may determine.

APPENDIX

STATEMENT OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

COMMON AND PREFERRED SHARES OF CHINA RAPID FINANCE LIMITED

This Statement of Designations (this “Statement of Designations”) constitutes an integral part of the Third Amended and Restated Articles of Association of the Company adopted by special resolution passed on July 18, 2016 and effective on registration of the Company by way of continuation in the Cayman Islands (the “Articles”) for all purposes as if the Statement of Designations had been contained in the main section thereof rather than attached thereto as an Appendix. The following is a statement of the designation and the preferences, rights, qualifications and restrictions relating to the Common Shares, Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares.

1. Definitions. All capitalized terms used in this Statement of Designations and not otherwise defined herein shall have the meanings ascribed to them in the Articles.

2. Designation. The series of Shares designated hereunder shall be (a) the “Common Shares,” (b) the “Series A Preferred Shares,” (c) the “Series B Preferred Shares,” and (d) the “Series C Preferred Shares.”

3. Authorized Number. Subject to the Memorandum and the Articles and this Statement of Designations, the designation of Shares and the issue of Shares within each class or series of Shares shall be determined from time to time by the Board of Directors.

4. Distributions.

(a) In General. Any distributions made prior to a Liquidation Event shall be made at such times and in such manner as shall be determined by the Board of Directors and subject to this Section 4 and Sections 5(b) and (c) hereof. All distributions made prior to a Liquidation Event shall be made to the Members in the following order of priority:

(i) First, to the Series C Members, in proportion to their respective Unpaid Series C Priority Returns, the aggregate amount of the Series C Members’ Unpaid Series C Priority Returns;

(ii) Second, to the Series B Members, in proportion to their respective Unpaid Series B Priority Returns, the aggregate amount of the Series B Members’ Unpaid Series B Priority Returns;

(iii) Third, to the Series A Members, in proportion to their respective Unpaid Series A Priority Returns, the aggregate amount of the Series A Members’ Unpaid Series A Priority Returns;

(iv) Thereafter, (1) to the Common Members in proportion to the number of Common Shares (but excluding unvested Incentive Shares) held by each Common Member, the amount obtained by multiplying the aggregate amount to be distributed pursuant to this Section 4(a)(iv) by a fraction the numerator of which is equal to the number of all Common Shares (excluding any unvested Incentive Shares) held by the Common Members and the denominator of which is equal to the number of all Shares (excluding any unvested Incentive Shares) held by all Members (on an “as converted” basis), and (2) the remainder, if any, to the Series C Members, Series B Members and the Series A Members, in proportion to the number of Series C Preferred Shares, Series B Preferred Shares and Series A Preferred Shares (on an “as converted” basis) held by each Series C Member, Series B Member and Series A Member.

(b) All distributions upon a Liquidation Event shall be made to the Members in the following order of priority:

(i) First, to each Series C Member, an amount equal to the greater of (y) the amount equal to the Unreturned Series C Original Issue Price plus any Unpaid Series C Priority Return payable to such Series C Member and (z) such Series C Member’s pro rata share of all amounts being distributed if such Series C Members’ Series C Preferred Shares had been converted into Common Shares pursuant to Section 6 hereof immediately prior to such Liquidation Event (the “Series C Liquidation Value”). If, after paying or making provisions for the payment of all liabilities of the Company, the assets of the Company available for distribution to the Series C Members and in connection with a Liquidation Event shall be insufficient to pay the Series C Liquidation Value, then the remaining assets and funds of the Company will be distributed to such Series C Members pro rata, so that each Series C Member receives that portion of the assets available for distribution as the amount of the Series C Liquidation Value to which such Series C Member would otherwise be entitled bears to the amount of the Series C Liquidation Value to which all Series C Members would otherwise be entitled pursuant to this Section 4(b)(i).

(ii) Second, to each Series B Member, an amount equal to the greater of (y) the amount equal to the Unreturned Series B Original Issue Price plus any Unpaid Series B Priority Return payable to such Series B Member and (z) such Series B Member’s pro rata share of all amounts being distributed if such Series B Members’ Series B Preferred Shares had been converted into Common Shares pursuant to Section 6 hereof immediately prior to such Liquidation Event (the “Series B Liquidation Value”). If, after paying or making provisions for the payment of all liabilities of the Company, and the distributions to the Series C Members under Section 4(b)(i) above, the assets of the Company available for distribution to the Series B Members and in connection with a Liquidation Event shall be insufficient to pay the Series B Liquidation Value, then the remaining assets and funds of the Company will be distributed to such Series B Members pro rata, so that each Series B Member receives that portion of the assets available for distribution as the amount of the Series B Liquidation Value to which such Series B Member would otherwise be entitled bears to the amount of the Series B Liquidation Value to which all Series B Members would otherwise be entitled pursuant to this Section 4(b)(ii).

(iii) Third, to each Series A Member, an amount equal to the greater of (y) the amount equal to the Unreturned Series A Original Issue Price plus any Unpaid Series A Priority Return payable to such Series A Member and (z) such Series A Member’s pro rata share of all amounts being distributed if such Series A Members’ Series A Preferred Shares had been converted into Common Shares pursuant to Section 6 hereof immediately prior to such Liquidation Event (the “Series A Liquidation Value”). If, after paying or making provisions for the payment of all liabilities of the Company, the distributions to the Series C Members under Section 4(b)(i) above, and the distributions to the Series B Members under Section 4(b)(ii) above, the assets of the Company available for distribution to the Series A Members and in connection with a Liquidation Event shall be insufficient to pay the Series A Liquidation Value, then the remaining assets and funds of the Company will be distributed to such Series A Members pro rata, so that each Series A Member receives that portion of the assets available for distribution as the amount of the Series A Liquidation Value to which such Series A Member would otherwise be entitled bears to the amount of the Series A Liquidation Value to which all Series A Members would otherwise be entitled pursuant to this Section 4(b)(iii).

(iv) Thereafter, to the Common Members holding Common Shares in proportion to the number of Common Shares (but excluding unvested Incentive Shares) held by each Common Member.

(c) For purposes of this Section 4, unless the context requires otherwise, “distribution” shall mean the transfer of cash or property without consideration, whether by way of distribution or dividend. The value of any such property shall be determined in good faith by the Board of Directors or Liquidator (as the case may be).

5. Voting.

(a) General. Except as otherwise provided herein or by law, with respect to any matter requiring a vote of the Members, each Common Share shall entitle its owner to cast one vote, and each Preferred Share shall entitle its owner to cast a number of votes equal to the number of whole Common Shares into which such Preferred Share shall then be convertible and the Preferred Shares and the Common Shares shall vote as a single class.

(b) Certain Preferred Share Voting Rights. In addition to any voting rights provided by law and Section 5(a), for so long as the number of outstanding Preferred Shares equals or exceeds 20% of the number of Preferred Shares outstanding on the Series C Original Issue Date, the Company shall not, without the affirmative vote or written consent of the Majority in Interest of Preferred Members, voting together as a single class with any abstaining Preferred Members being deemed to have voted with the majority of those Preferred Members that did so vote, (so long as such Preferred Shares have not been converted into Common Shares):

(i) create, authorize the creation of or issue any class of Shares that is senior to or pari passu with any of the outstanding Preferred Shares whether by way of amendment to the Certificate of Formation or these Articles, by merger or consolidation of the Company with any other entity or by reclassification of any outstanding class of Shares of the Company, or by any other means, provided that such consent of Majority in Interest of Preferred Members shall not be unreasonably withheld;

(ii) amend or waive any provision of the Memorandum or the Articles in a manner that, alters or changes the rights, preferences, powers, privileges or restrictions of the Preferred Shares whether by way of amendment to the Memorandum or the Articles, by merger or consolidation of the Company with any other entity or otherwise;

(iii) increase or decrease (other than by redemption or conversion) of the authorized number of shares of Preferred Shares;

(iv) except as set forth in Article 4.6 of the Articles, create or adopt any stock option or incentive plan of the Company or any Subsidiary or issue any Shares or warrants, options or other rights to purchase or acquire equity securities of the Company or any Subsidiary to any employees, consultants, advisers, officers or managers of the Company or any Subsidiary;

(v) consummate any Liquidation Event or cause or permit any Subsidiary to consummate any Liquidation Event (replacing “Subsidiary” for “Company” for purposes of such definition);

(vi) redeem, purchase or otherwise acquire for value (or pay into or set aside a sinking fund for such purpose) any Securities, other than (A) the repurchases of Common Shares from employees, consultants, advisers, officers or managers pursuant to agreements that provide for such repurchases at cost (or such other amount, not to exceed fair market value, as the agreement pursuant to which such Common Shares were issued may provide) upon the termination of such individual’s employment or service to the Company or any Subsidiary of the Company, (B) repurchases of Securities by the Company in accordance with the Investor Rights Agreement and (C) the redemption of Securities by the Company in accordance with the Articles;

(vii) materially change the Company’s or any Subsidiary’s (1) business plan, (2) principal line of business operations or (3) the terms of any business licenses of the Company and its Subsidiaries, taken as a whole, each as in effect or carried on as of the date hereof;

(viii) appoint or remove the then appointed and acting Chief Executive Officer or Chief Financial Officer of the Company, except in each case for the removal for cause, as reasonably determined by the Board of Directors;

(ix) grant any Person any registration rights which are senior to or pari passu with the registration rights granted to the Series C Members pursuant to the terms of the Registration Rights Agreement;

(ix) create, incur, assume or suffer to exist, or cause or permit any Subsidiary to create, incur, assume or suffer to exist, any liability with respect to indebtedness for money borrowed which amount is above $5,000,000 in the aggregate, provided that, such limit excludes any financing done to operationally facilitate funding loans (e.g., lending capital, or amounts associated with a mortgage credit certificate, securitization, and warehouse line of credit); or

(x) declare any dividend or make any distribution on the Common Shares (other than a dividend payable in Common Shares).

(c) Certain Preferred Share Voting Rights Regarding Matters Affecting a Particular Class. In addition to any voting rights provided by law and Section 5(a) and 5(b), for so long as any Preferred Shares remain outstanding, the Company shall not, without the affirmative vote or written consent of the holders of a majority of an affected class of Preferred Shares, voting separately as a class, (so long as such Shares have not been converted into Common Shares), amend or waive any provision of the Memorandum or the Articles in a manner that adversely alters or changes the rights, preferences, powers, privileges or restrictions of such class of the Preferred Shares whether by way of amendment to the Memorandum or the Articles, by merger or consolidation of the Company with any other entity or otherwise.

(d) Where any Special Resolution or Ordinary Resolution is required to approve or authorise any of the matters specified in Sections 5(b) or Section 5(c) and such matter has not been consented to by any Member or group of Members as required by Section 5(b) or Section 5(c), such Members shall, in respect of such resolution, have in aggregate the number of votes which is equal to (i) the aggregate number of votes of all Members who vote in favour of such resolution, plus (ii) one.

6. Conversion of Preferred Shares into Common Shares. The Preferred Members shall have conversion rights as follows:

(a) Right to Convert.

(i) Each Series A Preferred Share shall be convertible, at the option of the Series A Member that owns such Share, and without the payment of additional consideration by such Member, into such number of Common Shares as is determined by dividing (i) the Series A Original Issue Price thereof by (ii) the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be the Series A Original Issue Price. Such initial Series A Conversion Price and the rate at which Series A Preferred Shares may be converted into Common Shares, shall be subject to adjustment as provided below.

(ii) Each Series B Preferred Share shall be convertible, at the option of the Series B Member that owns such Share, and without the payment of additional consideration by such Member, into such number of Common Shares as is determined by dividing (i) the Series B Original Issue Price thereof by (ii) the Series B Conversion Price (as defined below) in effect at the time of conversion. The “Series B Conversion Price” shall initially be the Series B Original Issue Price. Such initial Series B Conversion Price and the rate at which Series B Preferred Shares may be converted into Common Shares, shall be subject to adjustment as provided below.

(iii) Each Series C Preferred Share shall be convertible, at the option of the Series C Member that owns such Share, and without the payment of additional consideration by such Member, into such number of Common Shares as is determined by dividing (i) the Series C Original Issue Price thereof by (ii) the Series C Conversion Price (as defined below) in effect at the time of conversion. The “Series C Conversion Price” shall initially be the Series C Original Issue Price. Such initial Series C Conversion Price and the rate at which Series C Preferred Shares may be converted into Common Shares, shall be subject to adjustment as provided below.

(iv) In the event of a Liquidation Event the conversion rights of the Preferred Members shall terminate at the close of business on the day preceding the date fixed for the payment of any amounts distributable upon such Liquidation Event to such Preferred Members.

(b) Automatic Conversion. Upon the occurrence of a Qualified Public Offering, each Preferred Share shall, without any action required on the part of any such holder, automatically be converted into such number of Common Shares as is equal to the number of Common Shares determined by:

(i) with respect to the Series A Preferred Shares, dividing,: (i) the Series A Original Issue Price thereof by (ii) the Series A Conversion Price in effect at the time of conversion

(ii) with respect to the Series B Preferred Shares, dividing: (i) the Series B Original Issue Price thereof by (ii) the Series B Conversion Price in effect at the time of conversion; and

(iii) with respect to the Series C Preferred Shares, dividing: (i) the Series C Original Issue Price thereof by (ii) the lesser of (a) the Series C Conversion Price in effect at the time of conversion, and (b) the Series C Liquidation Conversion Price.

Upon such occurrence, any Member entitled to receive the Common Shares issuable upon conversion of the Preferred Shares shall be deemed to have converted such Preferred Shares immediately prior to, but subject to, the closing of such Qualified Public Offering.

“Series C Liquidation Conversion Price” shall mean the price per Common Share upon the Qualified Public Offering multiplied by the quotient of (i) the Series C Original Issue Price divided by (ii) the Series C Original Issue Price plus such Series C Member’s Priority Return. (c) Mechanics of Conversion.

(i) Before any Preferred Member shall be entitled to receive Common Shares issuable upon conversion of any Preferred Shares pursuant to Section 6(a) hereof, it shall give written notice to the Company that it elects to convert the same and shall state therein its name or the name or names of its nominees in which it wishes the Common Shares to be issued. The Board of Directors shall, as soon as practicable after receipt of such notice by the Company or after a conversion pursuant to Section 6 hereof, make entries in the Register of Members to give effect to such conversion accordingly.

(ii) Conversions pursuant to Section 6(a) hereof shall be deemed to have been made immediately prior to the close of business on the date of such notice of election of conversion, and the Person or Persons entitled to receive the Common Shares issuable upon conversion shall be treated for all purposes as the record owner or owners of such Common Shares on such date.

(d) Adjustment for Share Splits and Combinations. If the Company shall at any time or from time to time after the Series C Original Issue Date effect a subdivision of the outstanding Common Shares, the Series A Conversion Price then in effect with respect to the Series A Preferred Shares, the Series B Conversion Price then in effect with respect to the Series B Preferred Shares and the Series C Conversion Price or the Series C Liquidation Conversion Price, as the case may be, then in effect with respect to the Series C Preferred Shares, as appropriate, immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Series C Original Issue Date combine the outstanding Common Shares, the Series A Conversion Price with respect to the Series A Preferred Shares then in effect, the Series B Conversion Price with respect to the Series B Preferred Shares then in effect and the Series C Conversion Price or the Series C Liquidation Conversion Price, as the case may be, with respect to the Series C Preferred Shares then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 6(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(e) Adjustment for Certain Distributions. In the event the Company at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of Common Members entitled to receive, a distribution payable in additional Common Shares, then and in each such event the Series A Conversion Price for the Series A Preferred Shares then in effect, the Series B Conversion Price for the Series B Preferred Shares then in effect and the Series C Conversion Price or the Series C Liquidation Conversion Price, as the case may be, for the Series C Preferred Shares then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price or the Series C Liquidation Conversion Price, as the case may be, as appropriate, then in effect by a fraction:

(i) the numerator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii) the denominator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such distribution;

provided, that if such record date shall have been fixed and such distribution is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price for the Series A Preferred Shares, the Series B Conversion Price for the Series B Preferred Shares and the Series C Conversion Price or the Series C Liquidation Conversion Price, as the case may be, for the Series C Preferred Shares shall be recomputed accordingly as of the close of business on such record date, and thereafter the Series A Conversion Price for the Series A Preferred Shares, the Series B Conversion Price for the Series B Preferred Shares and the Series C Conversion Price or the Series C Liquidation Conversion Price, as the case may be, for the Series C Preferred Shares shall be adjusted pursuant to this Section 6(e) as of the time of actual payment of such distributions; and, provided further, that if the Members who own Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares simultaneously receive a distribution of Common Shares in a number equal to the number of Common Shares such Members would have received if all such Member’s Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares had been converted into Common Shares on the date of such event, then no such adjustment shall be made to the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price or the Series C Liquidation Conversion Price, as the case may be.

(f) Adjustments for Other Distributions. In the event the Company at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of Common Members entitled to receive, a dividend or distribution payable in Securities of the Company other than Common Shares, and the provisions of Section 4 of the Statement of Designations do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares shall receive, simultaneously with the distribution to the holders of Common Shares, a distribution of such Securities in an amount equal to the amount of such securities as they would have received if all outstanding Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares had been converted into Common Shares immediately prior to such event.

(g) Adjustment for Reclassification, Exchange or Substitution. If the Common Shares shall be changed into the same or a different number of Shares of any class or classes of Shares, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of Shares or distribution of Shares or other Securities provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then, and in each such event, the Series A Members, the Series B Members and the Series C Members shall have the right thereafter to convert their Preferred Shares into the kind and amount of Shares and other securities and property receivable upon such reorganization, reclassification, or other change, as would be received by owners of the number of Common Shares into which the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(h) Adjustment for Merger or Reorganization, Etc. Subject to the provisions of Section 4, in case of any consolidation or merger of the Company with or into another entity or the sale of all or substantially all of the assets of the Company to another entity, the Preferred Shares shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of Shares or other securities or property to which an owner of the number of Common Shares deliverable upon conversion of such Preferred Shares would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this Section 6 with respect to the rights and interests thereafter of the Preferred Shares, to the end that the provisions set forth in this Section 6 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price or the Series C Liquidation Conversion Price, as the case may be) shall thereafter be applicable, as nearly as reasonably may be, in relation to any Shares or other property thereafter deliverable upon the conversion of the Preferred Shares.

(i) Adjustment Formula.

If before December 15, 2015 the Company shall issue or sell or, in accordance with this Section 6, is deemed to have issued or sold any Additional Common Shares for a consideration per Additional Common Share less than the Series C Conversion Price applicable to the Series C Preferred Shares in effect immediately prior to such issuance or sale, then forthwith upon such issuance or sale, the Series C Conversion Price applicable to the Series C Preferred Shares, as appropriate, shall be reduced to the price per share for such Additional Common Shares. If on or after December 15, 2015 the Company shall issue or sell or, in accordance with this Section 6, is deemed to have issued or sold any Additional Common Shares for a consideration per Additional Common Share less than the Series C Conversion Price applicable to the Series C Preferred Shares in effect immediately prior to such issuance or sale, then forthwith upon such issuance or sale, the Series C Conversion Price applicable to the Series C Preferred Shares, as appropriate, shall be reduced (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of Common Shares outstanding immediately prior to such issuance or sale plus (2) the number of Common Shares that the Aggregate Consideration Received by the Company for the total number of Additional Common Shares so issued or sold would purchase at such Conversion Price; and (B) the denominator of which shall be the number of Common Shares outstanding immediately prior to issuance or sale plus the number of such Additional Common Shares so issued or sold.

If and whenever the Company shall issue or sell or, in accordance with this Section 6, is deemed to have issued or sold any Additional Common Shares for a consideration per Additional Common Share less than the Series A Conversion Price applicable to the Series A Preferred Shares or the Series B Conversion Price applicable to the Series B Preferred Shares in effect immediately prior to such issuance or sale, then forthwith upon such issuance or sale, the Series A Conversion Price applicable to the Series A Preferred Shares and/or the Series B Conversion Price applicable to the Series B Preferred Shares, as appropriate, shall be reduced (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of Common Shares outstanding immediately prior to such issuance or sale plus (2) the number of Common Shares that the Aggregate Consideration Received by the Company for the total number of Additional Common Shares so issued or sold would purchase at such Conversion Price; and (B) the denominator of which shall be the number of Common Shares outstanding immediately prior to issuance or sale plus the number of such Additional Common Shares so issued or sold.

For purposes of each of the clauses (A) and (B) in the two preceding paragraphs, (i) the number of Common Shares outstanding or deemed in accordance with this Section to be issued and outstanding at any time shall equal the sum of (w) all outstanding Common Shares, (x) all Common Shares issuable upon the conversion of all outstanding Convertible Securities, (y) all Common Shares issuable upon the exercise of all outstanding Rights or Options and (ii) the number of Common Shares deemed issuable upon exercise or conversion of such outstanding Rights, Options or Convertible Securities shall not give effect to any adjustments to the conversion price or conversion rate of such Rights, Options or Convertible Securities resulting from the issuance of Additional Common Shares that is the subject of this calculation.

(j) Certain Definitions. For the purpose of making any adjustment required under this Section 6:

(i) “Additional Common Shares” shall mean all Common Shares issued by, or deemed to be issued by, the Company, whether or not subsequently reacquired or retired by the Company; provided, that “Additional Common Shares” shall not include: (A) the Series C Preferred Shares issued pursuant to the Purchase Agreement, (B) Securities issued pursuant to a Public Offering, and (C) (1) Incentive Shares issued or issuable to any current or former employees, consultants, advisers, officers or managers of the Company or Subsidiary pursuant to Article 4.6 of the Articles, (2) Common Shares issued as a dividend or distribution on the outstanding Shares in accordance with the terms of the Articles, (3) Common Shares issued upon the conversion of any debenture, warrant, option, or other convertible security outstanding as of the Series C Original Issue Date and disclosed in Section 2.3 of the Purchase Agreement, (4) Common Shares issuable upon a split, dividend, combination or similar event affecting the Common Shares, (5) Securities issued in connection with bona fide business combinations or corporate partnering arrangements approved by the Board of Directors, (6) Securities issued (and options and warrants therefor) to parties providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar financing approved by the Board of Directors, and (7) Securities issued to (a) licensors to the Company of technology or patents, (b) collaborative partners of the Company or (c) licensees of the Company in connection with the development, marketing or commercialization of the Company’s products, in each case, as approved by the Board of Directors in accordance with the terms of the Articles.

(ii) The “Aggregate Consideration Received” by the Company for any issue or sale, or deemed issue or sale, of securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company; (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors; and (C) if Additional Common Shares, Convertible Securities or Rights or Options to purchase either Additional Common Shares or Convertible Securities are issued or sold together with other shares or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Common Shares, Convertible Securities or Rights or Options.

(iii) The “Convertible Securities” shall mean shares or other securities convertible into or exchangeable for Common Shares.

(iv) The “Effective Price” of Additional Common Shares shall mean the quotient determined by dividing the total number of Additional Common Shares issued or sold, or deemed to have been issued or sold, by the Company under this Section 6, into the Aggregate Consideration Received, or deemed to have been received, by the Company under this Section 6, for the issue of such Additional Common Shares.

(v) “Rights or Options” shall mean warrants, options or other rights to purchase or acquire Common Shares or Convertible Securities.

(k) Deemed Issuances. For the purpose of making any adjustment to the Series A Conversion Price of the Series A Preferred Shares, the Series B Conversion Price of the Series B Preferred Shares, and the Series C Conversion Price of the Series C Preferred Shares, as applicable, required under Section 6(i), if the Company issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the Common Shares issuable upon exercise of such Rights or Options or the conversion or exchange of Convertible Securities is less than the Series A Conversion Price then in effect for the Series A Preferred Shares, the Series B Conversion Price then in effect for the Series B Preferred Shares, or the Series C Conversion Price then in effect for the Series C Preferred Shares, as appropriate, then the Company shall be deemed to have issued, at the time of the issuance of such Rights or Options or Convertible Securities, that number of Additional Common Shares that is equal to the maximum number of Common Shares issuable upon exercise or conversion of such Rights or Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such Shares, an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Company upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the conversion or exchange thereof; provided, that in any such case in which Additional Common Shares are deemed to be issued:

(i) No further adjustment in the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price shall be made upon the subsequent issue of Convertible Securities or Common Shares upon the exercise of such Rights or Options or conversion or exchange of such Convertible Securities;

(ii) If such Rights or Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, then upon the exercise, conversion or exchange thereof, the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as applicable, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Rights or Options or the rights of conversion or exchange under such Convertible Securities;

(iii) Upon the expiration or termination of any such unexercised Right, Option or unconverted Convertible Security, the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price shall be readjusted such that immediately following such expiration or termination, the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price shall be readjusted to the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price, as appropriate, in effect at the time of the original issue of such expired or terminated Right, Option or Convertible Security (unless an issuance or issuances subsequent to the original issue of such expired or terminated Right, Option or Convertible Security resulted in a readjustment or readjustments to the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price, in which case the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price shall not be readjusted to the Series A Conversion Price, the Series B Conversion Price, or the Series C Conversion Price, as appropriate, in effect at the time of the original issue of such expired or terminated Right, Option or Convertible Security but, rather, the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price shall be readjusted taking into consideration the dilutive effect of such subsequent issuance(s));

(iv) In the event of any change in the number of Common Shares issuable upon the exercise, conversion or exchange of any such Right or Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price then in effect shall forthwith be readjusted to such Series A Conversion Price, Series B Conversion Price and Series C Conversion Price, as appropriate, as would have obtained had such revised terms been in effect upon the original date of issuance of such Right or Option or Convertible Security; and

(v) No readjustment pursuant to clause (ii), (iii) or (iv) above shall have the effect of increasing the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price, as appropriate, on the original adjustment date, or (ii) the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price that would have resulted from any issuances of Additional Common Shares between the original adjustment date and such readjustment date.

In the event the Company, after the Series C Original Issue Date, amends the terms of any such Rights or Options or Convertible Securities (whether such Rights or Options or Convertible Securities were outstanding on the Series C Original Issue Date or were issued after the Series C Original Issue Date), then such Rights or Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Series C Original Issue Date, and the provisions of this Section 6(k) shall apply.

(l) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price or the Series C Liquidation Conversion Price, as the case may be, as appropriate, pursuant to this Section 6, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Preferred Member, as appropriate, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Preferred Member furnish or cause to be furnished to such Member a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price in effect, the Series B Conversion Price in effect and/or the Series C Conversion Price or the Series C Liquidation Conversion Price, as the case may be, in effect, as appropriate, and (iii) the number of Common Shares and the amount, if any, of other property which then would be received upon the conversion of the applicable Preferred Shares.

(m) Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Common Shares upon conversion of the Preferred Shares.

(n) Notice of Record Date. In the event:

(i) that the Company makes a distribution with respect to its Common Shares payable in Common Shares or other Securities of the Company;

(ii) that the Company subdivides or combines its outstanding Common Shares;

(iii) of any reclassification of the Common Shares of the Company (other than a subdivision or combination of its outstanding Common Shares or a distribution of Shares with respect to Common Shares), or of any consolidation or merger of the Company into or with another entity, or of the sale of all or substantially all of the assets of the Company; or

(iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at its principal office or at the office of the transfer agent of the Preferred Shares and shall cause to be mailed to the Members at their addresses as shown on Register of Members, at least ten (10) days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating:

(A) the record date of such distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the Common Members of record to be entitled to such distribution, subdivision or combination are to be determined, or

(B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that Common Members of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

7. Optional Redemption.

(a) Series C Redemption. At any time on or after July 1, 2020, the Company may redeem the Series C Preferred Shares in whole or in part upon thirty (30) days written notice to the Series C Members for cash at a redemption price equal to the applicable portion of the Series C Liquidation Value calculated as of the closing date for such redemption (the “Company Closing Date”). In addition, at the election of Majority in Interest of Series C Members, the Series C Members may, at any time on or after (i) July 1, 2021, or (ii) the consummation of any Liquidation Event, by giving written notice to the Company (the “Series C Election Notice”), require that the Company redeem all of the Series C Members’ Series C Preferred Shares. The Company shall redeem such Series C Preferred Shares in an amount equal to the applicable portion of the Series C Liquidation Value calculated as of the closing date for such redemption (the “Series C Closing Date”), which date shall be specified by the Company, but shall in no event be more than 90 days following the date of the delivery of the Series C Election Notice. As of the Company Closing Date and Series C Closing Date, all rights of the Series C Member with respect to the Series C Preferred Shares shall cease and terminate, such Series C Preferred Shares being redeemed on such date shall no longer be deemed to be outstanding for any purpose whatsoever, and such Person shall no longer be a Series C Member. Payment of the applicable portion of the Series C Liquidation Value shall be fully subordinated to the payment of any indebtedness of the Company for money borrowed, and in such case, the holder shall enter into subordination agreements for the benefit of lenders to the Company with customary terms as reasonably requested by the Company. No other class or series of capital stock shall be redeemable prior and in preference to the Series C Preferred Shares without the written consent of the holders of a Majority in Interest of the Series C Members.

(b) Series B Redemption. At the election of a Majority in Interest of Series B Members, and subject to the prior right of the Series C Members, the Series B Members may, at any time on or after October 17, 2013, by giving written notice to the Company (the “Series B Election Notice”), require that the Company redeem all of the Series B Members’ Series B Preferred Shares. The Company shall redeem such Series B Preferred Shares in an amount equal to the applicable portion of the Series B Liquidation Value calculated as of the closing date for such redemption (the “Series B Closing Date”), which date shall be specified by the Company, but shall in no event be more than 90 days following the date of the delivery of the Election Notice. As of the Series B Closing Date, all rights of the Series B Member with respect to the Series B Preferred Shares shall cease and terminate, such Series B Preferred Shares shall no longer be deemed to be outstanding for any purpose whatsoever, and such Person shall no longer be a Series B Member. Payment of the applicable portion of the Series B Liquidation Value shall be fully subordinated to the payment of any indebtedness of the Company for money borrowed and payment of any Series C Liquidation Value referred to in Sections 7(a) above, and in such case, the holder shall enter into subordination agreements for the benefit of lenders to the Company and the Series C Member with customary terms as reasonably requested by the Company and the Series C Member (which shall include, without limitation, a prohibition on any payments of principal or interest as long as any Series C Liquidation Value referred to in Sections 7(a) above remain outstanding).

(c) Series A Redemption. At the election of a Majority in Interest of Series A Members, and subject to the prior right of the Series C Members and Series B Members, the Series A Members may, at any time on or after October 17, 2013, by giving delivering written notice to the Company (the “Series A Election Notice”), require that the Company redeem all of the Series A Members’ Series A Preferred Shares. The Company shall redeem such Series A Preferred Shares in an amount equal to the applicable portion of the Series A Liquidation Value calculated as of the closing date for such redemption (the “Series A Closing Date”), which date shall be specified by the Company, but shall in no event be more than 90 days following the date of the delivery of the Series A Election Notice. As of the Series A Closing Date, all rights of the Series A Member with respect to the Series A Preferred Shares shall cease and terminate, such Series A Preferred Shares shall no longer be deemed to be outstanding for any purpose whatsoever, and such Person shall no longer be a Series A Member. Payment of the applicable portion of the Series A Liquidation Value shall be fully subordinated to the payment of any indebtedness of the Company for money borrowed and payment of any Series C Liquidation Value and Series B Liquidation Value referred to in Sections 7(a) and (b) above, and in such case, the holder shall enter into subordination agreements for the benefit of lenders to the Company, the Series C Member and the Series B Member with customary terms as reasonably requested by the Company, the Series C Member and the Series B Member (which shall include, without limitation, a prohibition on any payments of principal or interest as long as any Series C Liquidation Value and Series B Liquidation Value referred to in Sections 7(a) and (b) above remain outstanding).